Exhibit 99.1

Press Release

For Immediate Release

Contact:

Brent Smith

SVP, Corporate Development

(813)659-8626

Sunshine Bancorp, Inc. Reports Record Earnings and 1st Quarter Results

Plant City, FL – April 17, 2017 –

Sunshine Bancorp, Inc. (the “Company”) (NASDAQ: SBCP), the holding company for Sunshine Bank (the “Bank”), has released its unaudited consolidated financial results for the first quarter of 2017.

Key Highlights from the 1st Quarter 2017

•	Earnings of $0.21 per basic and diluted share

•	Year over year revenue growth of 90%

•	Annualized deposit growth of 22% led by non-interest bearing deposits

•	Year over year non-interest income growth of 61%

•	Maintained top tier credit metrics with NPAs to Assets at 0.06%

The Company recognized net income of $1.6 million for the first quarter of 2017 compared to a net loss of $514,000 for the fourth quarter 2016 and net income of $154,000 for the first quarter 2016.

Total assets were $956.4 million at March 31, 2017 compared to $931.4 million at December 31, 2016 and $523.1 million at March 31, 2016. Net loans increased to $689.7 million at March 31, 2017 compared to $683.8 million at December 31, 2016 and $337.8 million at March 31, 2016. First quarter 2017 loan originations, including unfunded loans and commitments, were approximately $38 million as some of the originations were scheduled to fund subsequent to March 31, 2017.

Total deposits were $771.2 million at March 31, 2017 compared to $729.9 million at December 31, 2016 and $415.2 million at March 31, 2016. Annualized deposit growth for the first quarter of 2017 was 22% led by non-interest bearing deposit growth of $25.9 million or 48% annualized. The Bank’s deposit composition as of March 31, 2017 included 80% core deposits and 20% in time deposits with an average cost of 0.31%.

Andrew Samuel, President and CEO, commented, “We are excited to announce strong first quarter results. We continue to focus on building a top tier Florida franchise focused on relationship banking. The Company sees continued tailwinds resulting from our strategic focus on organic growth with an emphasis on non-interest bearing deposits and expanding the commercial loan segment of our loan portfolio.”

The Bank’s non-performing assets as of March 31, 2017 were $619,000 compared to $985,000 as of March 31, 2016.    The Bank’s non-performing assets to total assets ratio as of March 31, 2017 was 0.06% compared to 0.19% as of March 31, 2016. In addition, the allowance for loan losses was 621% of non-performing loans at March 31, 2017.

Noninterest expenses for the first quarter 2017 totaled $6.1 million, compared to $4.5 million in the first quarter of 2016. The Company has fully integrated the Florida Bank of Commerce acquisition and has achieved its cost savings goals.

Revenue growth was $4.5 million year over year for the first quarter or 90%. This was led by net interest income for the first quarter 2017 of $7.6 million compared to $6.7 million during the fourth quarter of 2016 and $4.0 million during the first quarter of 2016. Additionally, revenue growth was supported by strong non-interest income growth of $408,000 year over year of 61%. Non-interest income growth was attributable to increases in deposit fees, SBA lending and wealth management revenue.

Stockholders’ equity increased to $114.1 million at March 31, 2017 compared to $112.1 million at December 31, 2016.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

About Sunshine Bancorp, Inc.

Sunshine Bancorp, Inc. was formed in 2014 as the holding company for Sunshine Bank. The Bank was first organized in 1954 in Plant City. In 2014 after converting from the mutual form of organization to the stock form, the current name of Sunshine Bank was adopted. The Company provides financial services to individuals, families, and business customers from 18 branch locations stretching from the East Coast to the West Coast of Florida in Brevard, Hillsborough, Manatee, Orange, Osceola, Pasco, Polk, Sarasota, and Seminole Counties. The Company’s common stock is traded on the NASDAQ Capital Market under the symbol “SBCP.” For further information, visit the Company website www.mysunshinebank.com.

Sunshine Bancorp, Inc.

Consolidated Balance Sheet

(Dollars in thousands, except per share information)

	As of March 31, 2017	As of December 31, 2016
	(Unaudited)
Assets
Cash and due from banks	$29,860	$16,562
Interest-earning deposits in financial institutions	30,628	21,386
Federal funds sold	10,430	12,325

Cash and cash equivalents	70,918	50,273
Time deposits with banks	2,794	2,794
Securities available for sale	109,943	109,668
Loans held for sale	865	443
Loans, net of allowance for loan losses of $3,643 and $3,274	689,656	683,784
Premises and equipment, net	25,627	25,920
Federal Home Loan Bank stock, at cost	2,750	3,478
Cash surrender value of bank-owned life insurance	22,618	22,462
Deferred income tax asset	5,665	6,660
Goodwill and other intangibles	22,069	22,308
Accrued interest receivable	1,869	2,077
Other real estate owned	32	32
Other assets	1,572	1,536

Total assets	$956,378	$931,435

Liabilities and Stockholders’ Equity
Liabilities:
Noninterest-bearing demand accounts	$243,313	$217,418
Interest-bearing demand and savings accounts	377,045	354,327
Time deposits	150,810	158,204

Total deposits	771,168	729,949
Other borrowings	54,179	71,867
Subordinated Notes	11,000	11,000
Other liabilities	5,977	6,518

Total liabilities	842,324	819,334
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 authorized; none outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; issued and outstanding of 8,038,905 at March 31, 2017 and 7,986,074 at December 31, 2016	80	80
Additional paid in capital	94,478	94,302
Retained income	23,433	21,803
Unearned employee stock ownership plan (“ESOP”) shares	(3,047)	(3,047)
Accumulated other comprehensive income	(890)	(1,037)

Total stockholders’ equity	114,054	112,101

Total liabilities and stockholders’ equity	$956,378	$931,435

Sunshine Bancorp, Inc.

Consolidated Statement of Operations

(Dollars in thousands, except per share information)

	Three months Ended
	March 31,
	2017	2016
	(Unaudited)
Interest income:
Loans	$7,930	$4,055
Securities	427	221
Other	131	78

Total interest income	8,488	4,354

Interest Expense:
Deposits	597	315
Borrowed funds	254	25

Total interest expense	851	340

Net interest income	7,637	4,014
Provision for loan losses	—	—

Net interest income after provision for loan losses	7,637	4,014

Noninterest income:
Fees and service charges on deposit accounts	465	326
Gain on sale of other real estate owned	—	—
Mortgage Broker Fees	59	47
Gain on sale of securities	—	26
Income from bank-owned life insurance	182	95
Other	369	173

Total noninterest income	1,075	667

Noninterest expenses:
Salaries and employee benefits	3,649	2,576
Occupancy and equipment	724	576
Data and item processing services	540	341
Professional fees	213	171
Advertising and promotion	6	45
Stationery and supplies	47	46
FDIC Deposit insurance	75	102
Other	859	621

Total noninterest expenses	6,113	4,478

Income before income taxes	2,599	203
Income tax (benefit) expense	969	49

Net income	$1,630	$154

Basic earnings per share	$0.21	$0.04

Diluted earnings per share	$0.21	$0.04

	Three Month Periods Ended *
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016

	(Unaudited)
Operating Highlights
Net Income	$1,630	$(514)	$244	$73	$154
Net interest income	7,637	6,720	4,306	3,873	4,014
Provision for loan losses	—	—	—	350	—
Non-Interest Income	1,075	701	669	1,149	667
Non-Interest Expense	6,113	7,972	4,602	4,563	4,478
Financial Condition Data:
Total Assets	$956,378	$931,435	$563,992	$514,729	$523,067
Loans, Net	689,656	683,784	395,994	371,538	337,784
Deposits:
Noninterest-bearing demand accounts	243,313	217,418	85,304	92,342	101,490
Interest-bearing demand and savings accounts	377,045	354,327	234,697	199,121	207,410
Time deposits	150,810	158,204	118,766	103,852	106,300

Total Deposits	771,168	729,949	438,767	395,315	415,200
Selected Ratios
Net interest margin	3.63%	3.78%	3.69%	3.53%	3.64%
Annualized return on average assets	0.8%	(0.3%)	0.2%	0.1%	0.1%
Annualized return on average equity	5.8%	(2.1%)	1.4%	0.4%	0.9%
Capital Ratios **
Total Capital Ratio	12.9%	12.7%	15.8%	15.4%	15.6%
Tier 1 capital ratio	12.4%	12.2%	15.2%	14.7%	14.9%
Common equity tier 1 capital ratio	12.4%	12.2%	15.2%	14.7%	14.9%
Leverage ratio	10.1%	10.0%	13.6%	12.1%	11.3%
Asset Quality Ratios
Non-performing assets	$619	$323	$988	$1,324	$985
Non-performing assets to total assets	0.06%	0.03%	0.18%	0.26%	0.19%
Non-performing loans to total loans	0.08%	0.04%	0.24%	0.35%	0.28%
Allowance for loan losses(AFLL)	$3,643	$3,274	$2,846	$2,895	$2,532
AFLL to total loans	0.53%	0.47%	0.71%	0.77%	0.74%
AFLL to non-performing loans	620.6%	1125.1%	297.7%	224.1%	265.7%

*	Dollars in thousands
**	Capital Ratios for Sunshine Bank only